                                                                    Exhibit 99.4


                             Consent of Person Named
                          as About to Become a Director


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Edward A. Labry, III, hereby consent to be named in the Registration Statement on Form S-4 of Swift Transportation Co., Inc. ("Swift"), and any amendments thereto, as a person that will become a director of Swift in the event that the merger described in the Registration Statement is consummated.


Dated:  April 30, 2001


                                        /s/ Edward A. Labry, III
                                        ------------------------
                                            Edward A. Labry, III